July 6, 2011

Code of Ethics

R.J. O’Brien Investment Management, LLC

OVERVIEW

PART I -GENERAL PRINCIPLES-THESE APPLY TO ALL PERSONNEL OF R.J. O’Brien

Investment Management, LLC

PART II-PROHIBITED TRANSACTIONS AND ACTIVITIES (ACCESS PERSONS AND FUND

PORTFOLIO MANAGERS OR OTHER INVESTMENT PERSONS)

(A) PROHIBITION OF FRAUD, DECEIT OR MANIPULATION BY ACCESS PERSONS

(B) PROHIBITION ON TRADING SECURITIES BEING PURCHASED, SOLD OR CONSIDERED

FORA CLIENT OR FUND

(C) BROKERAGE ACCOUNTS

(D) INVESTMENT CLUBS

(E) PROHIBITIONS ON ADVISING OTHER ACCOUNTS

(F) PURCHASEAND SALE OF SECURITIES WITHIN 60 DAYS (BAN ON SHORTTERM

PROFITS)

PURCHASE AND SALE OF SECURITIES WITHIN 15 DAYS (BAN ON SHORT-TERM PROFITS)

(G) SEVEN-DAY PROHIBITION

(H) SEVEN DAY BLACKOUT PERIOD APPLICABLE TO CERTAIN MODEL PORTFOLIO

STOCKS AND RELATED SECURITIES

(I) PROHIBITION ON PURCHASES OF IPO'S (APPLIES TO ACCESS PERSONS,

AND FUND PORTFOLIO MANAGERS OR OTHER INVESTMENT PERSONS

(J) PRE-CLEARNACE

(K) EXCEPTIONS TO PRE-CLEARANCE ITEM J

PART III-TRADING PROCEDURES-THESE APPLY TO ALL ACCESS PERSONS

PART IV-REPORTING REQUIREMENTS-THESE APPLY TO ALL ACCESS PERSONS AND

UNAFFILIATED BOARD MANAGERS

1. INITIAL HOLDINGS REPORTS

2. DISCLOSURE PARTNERSHIPS

3. DISCLOSURE OWNERSHIP IN ENTITIES

DEFINITIONS

R.J. O’Brien Investment Management, LLC

Code of Ethics

Effective January 2011

Although R.J. O’Brien Investment Management, LLC ("RJOIM") believes that individual investment activities by its managers, officers and employees should not be prohibited or discouraged, the fiduciary obligations of RJOIM to its clients (including registered investment companies ("Funds"))

necessarily require some restrictions on the personal investment activities of the managers,

officers and employees of RJOIM and of members of their families. Unaffiliated Board Managers are not subject to any procedural restrictions but may have certain reporting requirements.

This Code of Ethics is intended to address three fundamental principles which must guide our personal investment activities in light of our fiduciary duties:

First, the interests of clients and Fund shareholders must always take precedence over personal interests;

Second, RJOIM personnel must not take inappropriate advantage of their positions as securities industry professionals; and,

Third, personal investing activities must be conducted in such a way as to avoid any actual or potential conflict with investment activities undertaken for clients or Fund shareholders.

Further, Securities and Exchange Commission ("SEC") Rule 17j-1 under the Investment Company

Act of 1940 requires that every registered investment company and any adviser to a registered investment company adopt a code of ethics regarding personal investment activities of persons having access to information about portfolio transactions of the investment company, and Rule

204-2 under the Investment Advisers Act of 1940 requires that investment advisers keep certain records, which must be available for inspection by representatives of the SEC, regarding personal investment activities of advisory personnel.

Overview

This Code is designed to protect our clients and any Funds we sub-advise against improper securities trading for the accounts of certain people who are associated with RJOIM.

The Code uses three main features to protect the clients and Funds:

• it prohibits certain activities by managers, employees, and officers of RJOIM that involve the potential for conflicts of interest

• it prohibits certain kinds of trading by "Access Persons" and

• it requires "Access Persons" to report their securities holdings and transactions, so they can be checked for conflicts with client or Fund investment activities.

Things You Need to Know to Use This Code:

1. Terms in boldface type have special meanings as used in this Code. To understand the Code,

you need to read the definitions of these terms. The definitions are at the end of the Code.

2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

Access Person

Investment Person

Fund Portfolio Manager

Unaffiliated Board Manager

The Chief Compliance Officer Nancy Westwick will notify you annually (usually in the first quarter of the New Year) of your applicable category.

All personnel are subject to Part I of this Code, the RJOIM's Conflicts of Interest and Privacy Policies.

Access Persons, Fund Portfolio Managers or other Investment Persons, and Unaffiliated Board

Managers are subject to Parts II, III and IV of this Code as well as to Part I and RJOIM's Conflicts of

Interest and Privacy Policies.

There are also Reporting Forms that Access Persons have to fill out under this Code. Attached are copies or they can be obtained from the Compliance Officer?

NOTE: If you are a Fund Portfolio Manager or other Investment Person, you are automatically an

Access Person, so you must comply with both the Access Person provisions and the Fund Portfolio

Managers or other Investment Persons provisions.

3. The Chief Compliance Officer of RJOIM has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

• RJOIM expects that waivers will be granted only in rare instances, and

• Some provisions of the Code that are mandated by SEC rules cannot be waived.

PART I--General Principles--These Apply to All Personnel of R.J.

O’Brien Investment Management, LLC

RJOIM is a fiduciary for its clients and Funds which it sub-advises. This fiduciary relationship requires all personnel to put the interests of the clients and Funds ahead of their own business, financial and personal interests. Because of this fiduciary relationship, it is generally improper for its officers or employees to:

• Use for their own benefit (or the benefit of anyone other than the client or a Fund)

information about the purchases or sales of portfolio securities that are being made for a client or Fund or are being considered for a client or Fund.

• Take advantage of investment opportunities that would otherwise be available for the client or a Fund.

Also, as a matter of business policy, RJOIM wants to avoid even the appearance that the organization's personnel and officers or others receive any improper benefit from information about a client's or

Fund's portfolio holdings or trading.

No employee may:

• recommend that a client or Fund take action or refrain from taking action regarding any security for the personal benefit of that person or a member of that person's

Family/Household, or cause a client or Fund to take or refrain from taking any action for such personal benefit;

• Directly or indirectly receive gifts of value as described in the attached Conflicts of Interest

Policy (Exhibit 1).

• Directly or indirectly, purchase any security from or sell any security to a client account or

Fund. Such a transaction would pose a direct conflict with RJOIM's fiduciary duty to its clients,

and would violate applicable federal and state securities laws (including, with respect to investment company clients, Section 17(a) of the Investment Company Act) and ERISA.

• serve as director or officer of any publicly traded company, except with the prior written approval of the Chief Compliance Officer and President Tom Anderson of RJOIM (which generally will not be granted).

Trading While in Possession of Material Non-Public

("Inside') Information is Prohibited:

All employees should read, understand and comply with RJOIM's "Policies and Procedures

Regarding Misuse of Material Non-Public ("Inside") Information" which is distributed annually in the firm’s WSP to all personnel by the Compliance Department. It bears emphasis that an Access

Person's knowledge of pending Fund or other client transactions in a security may be material non-public information, and that personal trading in such security by the Access Person or others in possession of that information not only would violate this Code, but also could subject the trader to criminal penalties under federal securities laws.

Each calendar year every employee and officer must complete and submit to the Compliance

Officer, the form of certification stating that he/she has received, reviewed, and will comply with,

this Code of Ethics.

RJOIM treats violations of this Code very seriously. If you violate either the letter or the spirit of this Code, RJOIM might impose penalties or fines, require disgorgement of trading gains, or remove or suspend you from personal trading. Compliance with this Code and the principles described is a condition of employment of each employee of RJOIM. Violation of this Code or the principles may be cause for disciplinary action by RJOIM, including termination of employment.

Violations if any will be reported quarterly to the President.

Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, failing to pre-clear trades, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if a client or Fund isn't harmed by your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask

Nancy Westwick Chief Compliance Officer.

PART II--Prohibited Transactions and Activities (Access Persons

and Fund Portfolio Managers or other Investment Persons)

(A) Prohibition of Fraud, Deceit or Manipulation by Access Persons.

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by a client or

Fund:

• employ any device, scheme or artifice to defraud any client or Fund;

• make to any client or Fund any untrue statement of a material fact or omit to state to a client or Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

• engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any client or Fund; or

• engage in any manipulative practice with respect to any client or Fund.

(B) Prohibition on Trading Securities Being Purchased, Sold or Considered for a Client or Fund.

No Access Person (or members of an Access Person's Family/Household) shall purchase or sell any

Covered Security for any personal account if he or she knows such Covered Security is being purchased or sold for any client or Fund or is being actively considered for purchase or sale by any client or Fund.

For purposes of this prohibition:

• A Covered Security is "being considered for purchase or sale" by a client or Fund when a recommendation to purchase or sell the security for the client or Fund has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

• A Covered Security is "being purchased or sold" by a client or Fund from the time when a purchase or sale has been placed for the client or Fund and has been communicated to the person who places the buy or sell orders for the client or Fund until the time when such trading has been fully completed or terminated.

(C) Brokerage Accounts

No Access Person or members of an Access Person's Family/Household shall establish or maintain any brokerage account unless that person (1) promptly notifies the Compliance Officer of the establishment of the account by the Access Person and (2) arranges with the brokerage firm to send duplicate copies of all transaction confirmations and periodic account statements showing all account activity to that Compliance Officer.

Confirms and Statements should be sent to:

R.J. O’Brien Investment Management, LLC

Attn: Nancy Westwick Chief Compliance Officer

222 Riverside Plaza, Suite 900

Chicago, IL 60607

(D) Investment Clubs

No Access Person or member of an Access Person's Family/Household shall participate in any investment club without the prior written approval of the Compliance Officer. If approval is granted, the Access Person will be treated, for purposes of this Code, as having Beneficial

Ownership of all securities owned by the investment club.

(E) Prohibitions on Advising Other Accounts

Except with prior written approval from the Compliance Officer, no Access Person may offer investment advice to or provide portfolio management assistance or services to anyone for a fee other than (1) client accounts that such Access Person manages as part of his or her assigned responsibilities at RJOIM and (2) accounts in which such Access Person has Beneficial Ownership.

(F) Purchase and Sale of Securities within 60 Days (Ban on Short- Term Profits)

No Fund Portfolio Manager (or Family/Household member) may profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within 60 calendar days. Any resulting profits may be disgorged as instructed by the Chief Compliance Officer, and other sanctions may apply.

Purchase and Sale of Securities with in 15 Days (Ban on Short-Term Profits)

No investment Person (or Family/Household member) may profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within 15 calendar days. Any resulting profits may be disgorged as instructed by the Chief Compliance Officer, and other sanctions may apply.

NOTE 1: Fund Portfolio Managers or other Investment Persons are reminded that their personal trades must not be detrimental to any client or Fund and that they may not structure any personal trade to profit from the market effect of any client or Fund portfolio transaction;

NOTE 2: The 60-day or 15-day restriction does not apply to involuntary transactions in securities (such as a sale triggered by a margin call or the exercise of a call option), including any sale out of a brokerage account resulting from a bona fide margin call as long as collateral was not withdrawn from such account within 10 days prior to the call. Notify Nancy Westwick in Compliance via email should this occur;

NOTE 3: Purchase and sale transactions in the same security within 60 days or 15 days that result in a loss to the Fund Portfolio Managers or other Investment Persons (or Family/Household member) are not restricted, but still must be pre- cleared.

(G) Seven-Day Prohibition

No Fund Portfolio Manager or other Investment Person (or Family/Household member) may buy or sell a security for any account in which such person has Beneficial Ownership within seven calendar days before or after a client or Fund that he or she manages, or provides information or advice to, or executes investment decisions for, trades in that security. (The seven-day period is in each case exclusive of the day on which the client or Fund transaction is executed.) Any related profits from such transaction may be disgorged as instructed by the Chief Compliance Officer, and other sanctions may apply.

NOTE 1: Each Fund Portfolio Manager or other Investment Person must realize that to protect the client's and the Fund's interests, and to avoid even the appearance of a conflict of interest, he or she may need to reverse a personal trade when a client or Fund portfolio transaction occurs within seven days, even if the personal trade was made in good faith with pre-clearance;

NOTE 2: The seven-day restriction DOES NOT APPLY to securities of issuers having a market capitalization of $5 billion or more at the time of the transaction; however, Fund Portfolio Managers or other Investment Persons must pre-clear these trades as with any other personal trade;

NOTE 3: In interpreting this provision, the Chief Compliance Officer shall be guided by the relationship between a Fund Portfolio Manager or other Investment Person and a Fund or client.

(H) Seven Day Blackout Period Applicable to Certain Model Portfolio Stocks and Related Securities.

No Access Person (or Family/Household member) may buy or sell a security for any account in which such person has Beneficial Ownership for a period of seven calendar days (exclusive of the day of the relevant change) following:

1. the addition or deletion of such stock to or from the Taxable Core Equity Portfolio, the Non-

Taxable Core Equity Portfolio, the Tax Managed Growth Portfolio and the Monitor List

(collectively "Model Portfolios") or

2. A change in recommendation (increase or decrease) of any stock in any Model Portfolio.

NOTE: Personal investment transactions in stocks (and in convertible bonds or preferred stocks convertible into such common stocks) of companies with a market capitalization of $5 billion or more at the time of purchase or sale are not subject to the seven-day blackout period applicable to certain model portfolio stocks and related securities otherwise applicable to all Access Persons .

Because RJOIM does not manage all client accounts identically, changes in a Portfolio can be expected to result in transactions for client accounts occurring over a period of several days following the change. Accordingly, a "blackout" period on personal investment activity in securities that are the subject of such a change, or of a related security, is appropriate following any such change.

With respect to personal sales only, exceptions to the seven-calendar-day blackout period may be made on a case-by-case basis by the Chief Compliance Officer where it appears all anticipated client and Fund transactions have been completed prior to the expiration of the blackout period.

(I) Prohibition on Purchases of IPO's (Applies to Access Persons, and Fund Portfolio Managers or

other Investment Persons Only).

If you are an Access Person, Fund Portfolio Manager or other Investment Person, neither you nor any member of your Family/Household may acquire any Beneficial Ownership in any Covered Security in an initial public offering.

(J) Pre-clearance

Access Persons (and members of their Family/Household must pre-clear securities transactions in accounts in which they have Beneficial Ownership, in accordance with the pre-clearance procedures described in Part III.

(K) Exceptions to Pre-Clearance Item J

(1.) An exception to the pre-clearance rule is made for Access Persons whose assets are managed on a discretionary basis by an independent third party registered investment adviser. The registered investment adviser or representative thereof may not be a family member. Verification of the investment adviser's discretionary relationship must be provided to and approved by the Chief Compliance Officer in writing (copy of the signed contract is required). Although a power of attorney with a broker usually provides the broker with trading authority, it normally does not give the broker investment discretion and therefore, a power of attorney by itself normally will not satisfy the requirements for a pre-clearance exception. Any agreement with a broker will only qualify for the exception if the agreement identifies the broker as an investment adviser, not as an agent.

While these accounts are exempt from pre-clearance they are still subject to all other provisions of the

Code.

(2.) Purchases made solely under, and with the dividend proceeds received in, a dividend reinvestment plan.

(3.) Purchases or sales that are non-willful on the part of the Access Person (or

Family/Household member) including purchases or sales upon the exercise of puts or calls written by the Access Person (or Family/Household member) and sales from a margin account pursuant to a bona fide margin call as long as no collateral was withdrawn from the margin account within 10 days before the call. Notify Nancy Westwick in Compliance via email should this occur.

(4.) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired. Notify Nancy Westwick in Compliance via email should this occur.

PART III—Trading Procedures--These Apply to All Access

Persons.

All Transactions in Securities and Commodity Interests Must Be Pre-Cleared

With the Compliance Department

Every transaction in a Covered Security (including both publicly traded, fixed income, and private placement securities) by an Access Person must be pre-cleared and approved by the Chief

Compliance Officer prior to executing an order. Once granted, pre-clearance approval is valid only until the close of business_ on the next business day (or, in the case of a private placement purchase, the closing of the private placement transaction). An order that is not executed within that time must be re-submitted for pre-clearance approval. Pre-clearance approval is requested by email. The Chief Compliance Officer will notify an Access Person whether or not a trade is approved via email. The Access Person may place the trade with his/her broker as soon as he/she receives an approved pre-clearance.

In submitting a proposed transaction for pre-clearance approval, an Access Person must certify that the proposed transaction complies with the requirements of this Code. In addition, a Fund

Portfolio Manager or other Investment Person submitting a pre-clearance approval request must certify that he or she has determined that it is not then appropriate to buy/sell the particular security for a client portfolio for whom he or she has responsibility (including Funds in regard to

Fund Portfolio Managers). However, because compliance with this Code of transactions by a Fund

Portfolio Manager or other Investment Person may depend on their subsequent investment activities for clients, pre-clearance approval of a transaction by the Chief Compliance Officer does not necessarily mean the transaction complies with this Code.

Trades can only be placed in accounts that have previously been disclosed to the Compliance

Officer and for which duplicate statements are being received (or will be received, for a new account). Once an Access Person has been notified that a trade has been approved, it is the

Access Person's responsibility to release the trade to the broker with instructions to fill the trade no later than the close of business on the business day following authorization.

In determining whether to approve purchases of private placement securities by Access Persons,

the Chief Compliance Officer shall request a copy of the offering memoranda and shall consider,

among other factors, whether the investment opportunity should be reserved for clients or the

Funds and whether the opportunity is being offered to the Access Person by virtue of his or her position with RJOIM.

PART IV—Reporting Requirements--These Apply to All Access

Persons and Unaffiliated Board Managers

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings,

transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of Covered Security,

Family/Household and Beneficial Ownership in the "Definitions" section at the end of this Code.

ALSO: You must file the reports described below, even if you have no holdings, transactions, or accounts to list in the reports.

(1.) Initial Holdings Reports.

No later thane 10 days after you become an Access Person or an Unaffiliated Board Manager that is classified as an "interested person" under the Investment Company Act of 1940 must file with the Chief Compliance Officer an Initial Holdings statement.

You must list all Covered Securities in which you (or members of your Family/Household) have Beneficial

Ownership on the date you become an Access Person or an Unaffiliated Board Manager that is classified as an "interested person" under the Investment Company Act of 1940. you must also list all brokers,

dealers and banks where you maintained an account in which any securities (not just Covered Securities,

includes mutual funds but not RJOIM's profit sharing accounts) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an Access Person or an

Unaffiliated Board Manager that is classified as an "interested person" under the Investment Company

Act of 1940. (Please see Nancy Westwick if you have questions)

You are also required to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand that you are an

Access Person and, if applicable, an Unaffiliated Board Manager or a Fund Portfolio Manager or other

Investment Person under the Code.

Disclosure of Family Member Employed in the Securities or commodity Industry.

Every Access Person must disclose in writing to the Chief Compliance Officer the employment of a spouse, or a member of your Family/Household in the securities or commodity industry with their job titles. It is prohibited for any manager, officer or employee to influence the investment activities of

RJOIM for clients for direct or indirect personal or familial benefit.

Disclosure of General or a limited Partner in a partnership.

Every Access Person must disclose in writing to the Chief Compliance Officer if they are a general or limited partner in a partnership involved in investing.

Disclosure of 5% or more of outstanding stock of any corporation, public or private, for profit or not for profit.

Every Access Person must disclose in writing to the Compliance Officer if they or any member of your immediate family holds 5% or more of the outstanding stock of any corporation, public or private, for profit or not for profit.

Definitions

These terms have special meanings in this Code of Ethics:

Access Person

Beneficial Ownership

Compliance Officer Covered Security Family/Household

Fund Portfolio Manager

Investment Person

Unaffiliated Board Manager

The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to the Code of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

IMPORTANT: If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask Nancy Westwick.

Access Person includes:

Every officer, advisory person, and investment person of the organization.

Examples- portfolio managers (client or fund), associate managers, and research analysts,

entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions regarding a Fund or other client; and members of investment strategy and policy committees, portfolio administrators, trading personnel and all other managers and officers of RJOIM.

Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which a person exercises investment discretion (other than for a client of RJOIM with which the person is associated), even if the person doesn't share in the profits of the transaction.

Beneficial Ownership is a very broad concept. Some examples of forms of Beneficial Ownership include:

Securities held in a person's own name, or that are held for the person's benefit in nominee,

custodial or "street name" accounts.

Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial Ownership. This is because,

unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

Securities in a person's individual retirement account.

Securities in a person's account in an employee savings plan (not RJOIM's employee savings plan)

or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

Securities owned by a trust of which the person is either a trustee or a beneficiary.

Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute Beneficial Ownership for purposes of this Code. You should ask the Chief Compliance Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial Ownership in any particular situation.

Chief Compliance Officer or Compliance Officer means the person designated for the purposes of (1) administering the Code with respect to the organization and its employees, (2)

reviewing personal securities transactions and holdings reports for those employees and (3)

maintaining a list of Access Persons, Fund Portfolio Managers, Investment Persons and

Unaffiliated Board Managers for the organization. In matters related to the administration of the

Code, the Chief Compliance Officer may appoint a designee to act in her place.

Covered Security includes equities and equity-related securities, such as common stocks,

options on common stocks, preferred stocks, shares of closed-end investment companies,

convertible or participating debentures or notes, various derivative and corporate and municipal bonds and notes. Covered Securities also includes limited partnership interests and private placement common or preferred stocks or debt instruments.

This is a very broad definition of security. It includes most kinds of investment instruments,

including things that you might not ordinarily think of as "securities," such as:

Options on securities.

Investments in foreign registered unit trusts and foreign registered mutual funds.

Investments in private investment funds, hedge funds and investment clubs.

Exceptions to the Definition of Covered Security as it pertains to the Code:

Direct obligations of the U.S. Government.

Bankers' acceptances, bank certificates of deposit, commercial paper and high quality shortterm/

duration debt instruments, including repurchase agreements.

Shares of open-end investment companies that are registered under the Investment Company Act

(mutual funds).

Investments in Exchange traded Funds.

Index-based futures/options, options/futures on Treasury Notes or Bills, and Currency options/futures.

All Commodities.

If you have any question or doubt about whether an investment is a considered a security or a

Covered Security under this Code, ask Nancy Westwick.

Members of your Family/Household include:

Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

Your children under the age of 18. (If there are any custodial issues, see the Chief Compliance

Officer). Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support).

Any of these people who live in your household: your stepchildren, grandchildren, parents,

stepparents, grandparents, brothers, sisters, parents- in-law, sons-in-law, daughters-in-law,

brothers-in-law and sisters-in-law, including adoptive relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding RJOIM's trading or recommendations for client accounts and they must not be allowed to benefit from that information.

Fund Portfolio Manager means any employee of RJOIM (or any company that directly or indirectly who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not

Covered Securities) for any Fund; and any natural person who directly or indirectly and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of any securities (even if they're not Covered Securities) by the Fund.

Example- portfolio manager, associate manager, administrator and research analyst for any registered investment company.

Investment Person means any employee of RJOIM (or any company that directly or indirectly who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not Covered

Securities) for any client or Fund and any natural person who directly or indirectly obtains information concerning recommendations made to any client or Fund regarding the purchase or sale of any securities (even if they're not Covered Securities) by the client or Fund.

Examples - portfolio managers (client or fund), associate managers, and research analysts,

entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions regarding a Fund or other client; and members of investment strategy and policy committees, portfolio administrators, trading personnel.

Unaffiliated Board Manager-is any person serving on the RJOIM Board of Managers who is not an officer or employee of RJOIM or of any company controlling, controlled by or under common control with RJOIM.